UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Stockholders was held on May 22, 2014. Four proposals were voted on at the meeting. The results of each proposal are as follows:
Proposal No. 1 to elect seven directors of the Company, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Withheld	Abstain	Broker Non-Vote
D. James Bidzos	112,439,094	2,050,706	1,019,712	7,375,382
William L. Chenevich	114,168,589	1,256,755	84,168	7,375,382
Kathleen A. Cote	113,690,666	1,736,510	82,336	7,375,382
Roger H. Moore	114,299,516	1,126,006	83,990	7,375,382
John D. Roach	114,869,472	555,970	84,070	7,375,382
Louis A. Simpson	106,128,346	9,297,004	84,162	7,375,382
Timothy Tomlinson	114,759,967	655,655	93,890	7,375,382

In Proposal No. 2, stockholders of the Company approved an Amendment to VeriSign, Inc.’s Fourth Amended and Restated Certificate of Incorporation and Sixth Amended and Restated Bylaws to permit stockholders to call special meetings. The voting results were as follows:

For:	115,168,064
Against:	259,192
Abstain:	82,256
Broker Non-Votes:	7,375,382

In Proposal No. 3, stockholders of the Company approved, on a non-binding, advisory basis, the Company’s executive compensation.  The voting results were as follows:

For:	113,049,342
Against:	2,353,506
Abstain:	106,664
Broker Non-Votes:	7,375,382

In Proposal No. 4, stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal received the following votes:

For:	121,735,911
Against:	987,565
Abstain:	161,418
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 22, 2014	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary